THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT
TO RULE 901(d) OF REGULATION S-T

                                                            EXHIBIT 25.2
                                                            ------------
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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)       /_/

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                             THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                                  13-5160382
(State of incorporation                                   (I.R.S. employer
if not a U.S. national                                    identification no.)
bank)

48 Wall Street                                            10286
New York, N.Y.                                            (Zip code)
(Address of principal
executive offices)

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                          PROVIDENT CAPITAL TRUST I
             (Exact name of obligor as specified in its charter)

Delaware                                                  31-6541893
(State or other                                           (I.R.S. employer
jurisdiction of                                           identification no.)
incorporation or
organization)

One East Fourth Street                                    45202
Cincinnati, Ohio                                          (Zip Code)
(Address of principal
executive offices)

                              ________________________
                                 Capital Securities
                         (Title of the indenture securities)


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
1.       General information.  Furnish the following information as to the
         Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

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         Name                            Address
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Superintendent of Banks of the State of  2 Rector Street
New York                                 New York, N.Y. 10006, and
                                         Albany, N.Y. 12203

Federal Reserve Bank of New York         33 Liberty Plaza
                                         New York, N.Y. 10045
Federal Deposit Insurance Corporation    Washington, D.C. 20429

New York Clearing House Association      New York, New York

         (b)     Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of January, 1997.


                                           THE BANK OF NEW YORK



                                           By: /s/STEPHEN J. GIURLANDO
                                               ----------------------------
                                           Name: Stephen J. Giurlando
                                           Title: Assistant Vice President

                                                            Exhibit 7

_____________________________________________________________________________


                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
                                                            in Thousands
                                                           --------------
ASSETS
Cash and balances due from
 depository institutions:
 Noninterest-bearing balances
  and currency and coin   . . . .                           $ 4,404,522
 Interest-bearing balances  . . .                               732,833
Securities:
 Held-to-maturity securities  . .                               789,964
 Available-for-sale securities  .                             2,005,509
Federal funds sold in domestic
 offices of the bank:
Federal funds sold  . . . . . . .                             3,364,838
Loans and lease financing
 receivables:
 Loans and leases, net of
  unearned income   . . . . . . .        28,728,602
 LESS: Allowance for loan and
  lease losses  . . . . . . . . .           584,525
 LESS: Allocated transfer risk
  reserve   . . . . . . . . . . .               429
 Loans and leases, net of
  unearned income, allowance,
  and reserve   . . . . . . . . .                            28,143,648
Assets held in trading accounts .                             1,004,242
Premises and fixed assets
 (including capitalized leases)                                 605,668
Other real estate owned . . . . .                                41,238
Investments in unconsolidated
 subsidiaries and associated
 companies  . . . . . . . . . . .                               205,031
Customers' liability to this
 bank on acceptances outstanding                                949,154
Intangible assets . . . . . . . .                               490,524
                                                              1,305,839
Other assets  . . . . . . . . . .                       ----------------
                                                            $44,043,010
Total assets  . . . . . . . . . .                       ================

                                                           Dollar Amounts
                                                            in Thousands
                                                        ------------------

LIABILITIES
Deposits:
 In domestic offices  . . . . . .                           $20,441,318
 Noninterest-bearing  . . . . . .         8,158,472
 Interest-bearing   . . . . . . .        12,282,846
 In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs  . . . . . . . . . . . . .                            11,710,903
 Noninterest-bearing  . . . . . .            46,182
 Interest-bearing   . . . . . . .        11,664,721
Federal funds purchased in
 domestic offices of the bank:
 Federal funds purchased  . . . .                             1,565,288
Demand notes issued to the U.S.
 Treasury   . . . . . . . . . . .                               293,186
Trading liabilities . . . . . . .                               826,856
Other borrowed money:
 With original maturity of one
 year or less   . . . . . . . . .                             2,103,443
 With original maturity of more
 than one year  . . . . . . . . .                                20,766
Bank's liability on acceptances
 executed and outstanding   . . .                               951,116
Subordinated notes and debentures                             1,020,400
                                                              1,522,884
Other liabilities . . . . . . . .                       ----------------
                                                            $40,456,160
Total liabilities . . . . . . . .                       ================

EQUITY CAPITAL
Common stock  . . . . . . . . . .                               942,284
Surplus . . . . . . . . . . . . .                               525,666
Undivided profits and capital
 reserves   . . . . . . . . . . .                             2,129,376
Net unrealized holding gains
 (losses) on available-for-sale
 securities   . . . . . . . . . .                            (    2,073)
Cumulative foreign currency                                  (    8,403)
 translation adjustments  . . . .                       ----------------
                                                              3,586,850
Total equity capital  . . . . . .                       ----------------
Total liabilities and equity                                $44,043,010
 capital  . . . . . . . . . . . .                       ================


                 I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                   Robert E. Keilman

                 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve Sys-tem and is true and correct.

                                           /
         J. Carter Bacot                   /
         Thomas A. Renyi                   /       Directors
         Alan R. Griffith                  /
                                           /
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